                                                                     EXHIBIT 4.1


                        RIGHTS AGREEMENT DATED 9/18/97

                               TABLE OF CONTENTS

                                                                    Page No.
                                                                    -------
Section 1.     Certain Definitions                                      1
Section 2.     Appointment of Rights Agent                              5
Section 3.     Issuance of Rights Certificates                          6
Section 4.     Form of Rights Certificates                              7
Section 5.     Countersignature and Registration                        8
Section 6.     Transfer, Split Up, Combination and Exchange of
               Rights Certificates; Mutilated, Destroyed, Lost or
               Stolen Rights Certificates                               9
Section 7.     Exercise of Rights; Purchase Price; Expiration
               Date of Rights                                          10
Section 8.     Cancellation and Destruction of Rights
               Certificates                                            11
Section 9.     Reservation and Availability of Capital Stock           12
Section 10.    Preferred Shares Record Date                            13
Section 11.    Adjustment of Purchase Price, Number of Shares
               or Number of Rights                                     13
Section 12.    Certificate of Adjusted Purchase Price or Number
               of Shares                                               21
Section 13.    Consolidation, Merger or Sale or Transfer of
               Assets or Earning Power                                 21
Section 14.    Fractional Rights and Fractional Shares                 25
Section 15.    Rights of Action                                        25
Section 16.    Agreement of Rights Holders                             26
Section 17.    Rights Certificate Holder Not Deemed a
               Shareholder                                             26
Section 18.    Concerning the Rights Agent                             27
Section 19.    Merger or Consolidation or Change of Name of
               Right Agent                                             27
Section 20.    Duties of Rights Agent                                  28
Section 21.    Change of Rights Agent                                  30
Section 22.    Issuance of New Rights Certificates                     30
Section 23.    Redemption                                              31
Section 24.    Exchange                                                32
Section 25.    Notice of Certain Events                                34
Section 26.    Notices                                                 35
Section 27.    Supplements and Amendments                              35
Section 28.    Successors                                              36
Section 29.    Determinations and Actions by the Board of
               Directors, etc.                                         36
Section 30.    Benefits of this Agreement                              37

Section 31.    Severability                                             37
Section 32.    Governing Law                                            37
Section 33.    Counterparts                                             37
Section 34.    Descriptive Headings                                     37


Exhibit A      Form of Certificate of Determination of Rights,
               Preferences, Privileges and Restrictions of Series
               A Junior Participating Preferred Stock                   A1
Exhibit B      Form of Rights Certificate                               B1
Exhibit C      Summary of Rights to Purchase Common Stock               C1

                               RIGHTS AGREEMENT


     This RIGHTS AGREEMENT, dated as of September 18, 1997 between Leasing Solutions, Inc., a California corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent").

     Subject to the execution of this Agreement (as hereinafter defined) and to certain other conditions, on September 18, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of one preferred stock purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on October 3, 1997 (the "Record Date"), and further authorized and directed the issuance of one Right (as such number may be adjusted pursuant to the provisions of this Agreement) for each Common Share that becomes outstanding between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), and in certain circumstances after the Distribution Date. Each Right initially represents the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Determination of Rights, Preferences, Privileges and Restrictions attached hereto as Exhibit A (as such number may be adjusted pursuant to the provisions of this Agreement), upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.

     For the purposes of this Rights Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such person, without the prior approval of a majority of the Continuing Directors, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding. Notwithstanding the foregoing, (x) the term Acquiring Person shall not include the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; and (y) no Person shall become an Acquiring Person as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, proportionately increases the percentage of shares beneficially owned by such Person (alone or together with all of such Person's Affiliates and Associates) to 20% or more of the Common Shares then outstanding; provided, however, that if a Person (together with such Person's Affiliates and
--------  -------
Associates) becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding as a result of share purchases by the Company, and such Person (or an Affiliate or Associate of such Person) subsequently becomes the Beneficial Owner of any additional

Common Shares, such Person shall then be an Acquiring Person. Notwithstanding the foregoing, if a majority of the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed an Acquiring Person for purposes of this Agreement.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) "Agreement" shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions herein.

     (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates is considered to beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 of the Rules and Regulations (or any comparable or successor law or regulation);

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of condition) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of a Section 11(a)(ii Event), warrants or options, or otherwise; provided, however, that a Person shall not be deemed
                            --------  -------
     pursuant to this Section 1(d)(ii)(A) the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided,
                                                               --------
     however, that a Person shall not be deemed the Beneficial Owner of, or to
     -------
     beneficially own, any security under this Section 1(d)(ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable Rules and Regulations, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's

     Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company; provided,
                                                                 --------
     however, that in no case shall an officer or director of the Company be
     -------
     deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in such plan.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding" when used with reference to a person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

     (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

     (f) "Close of Business" on any given day shall mean 2:00 p.m., California time, on such date; provided, however, that if such date is not a Business Day,
                    --------  -------
it shall mean 2:00 p.m., California time, on the next succeeding Business Day.

     (g) "Common Shares," when used with reference to the Company, shall mean the shares of Common Stock.

     (h) "Common Stock" shall mean the common stock of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (i) "Common Stock Equivalence" shall have the meaning set forth in Section 11 hereof.

     (j) "Continuing Director" shall mean any Person who is a member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a nominee or representative of an Acquiring Person or of an Acquiring Person's Affiliate or Associate, and who (i) was a member of the Board prior to the date of this Agreement, or (ii) becomes a member of the Board after the date of this Agreement if such Person's nomination for election to the Board is recommended or approved by a majority of the then Continuing Directors.

     (k)  "Current Per Share Market Price" shall have the meaning set forth in
Section 11(d) hereof.

     (l)  "Current Value" shall have the respective meanings set forth in
Section 11(a)(iv) hereof and Section 24(d) hereof.

     (m) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of Continuing Directors then in office) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of Continuing Directors then in office) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the Rules and Regulations, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.

     (n)  "Equivalent Preferred Shares" shall have the meaning set forth in
Section 11 hereof.

     (o) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Board of Directors orders the exchange of the Rights as provided in Section 24 hereof or (iv) the consummation of a transaction contemplated by Section 13(d) hereof.

     (p)  "Final Expiration Date" shall mean September 17, 2007.

     (q) "Permitted Offer" shall mean a tender offer or exchange offer for all outstanding Common Shares made in the manner prescribed by Section 14(d) of the Exchange Act and the Rules and Regulations; provided, however, that such tender
                                            --------  -------
offer occurs at a time when Continuing Directors are in office and a majority of the Continuing Directors then in office has determined that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (taking into account all factors that such Continuing Directors deem relevant, including without limitation prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value).

     (r) "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity and shall include any successor (by merger or otherwise) of such entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     (s) "Preferred Shares" shall mean shares of the Series A Junior Participating Preferred Stock of the Company having the rights and preferences set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock (the "Preferred Stock") attached hereto as Exhibit A.

     (t) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

     (u) "Redemption Date" shall mean the time at which the Board of Directors of the Company orders redemption of the Rights as provided in Section 23 hereof.

     (v) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

     (w) "Rights Certificate" shall have the meaning set forth in Section 3 hereof.

     (x) "Rules and Regulations" shall mean the general rules and regulations promulgated under the Exchange Act, as in effect on the date hereof.

     (y) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

     (z) "Section 13 Event" shall mean any event described in clause (i), (ii) or (iii) of Section 13(a) hereof.

     (aa) "Shares Acquisition Date" shall mean the first date of public announcement (which shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(y) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

     (bb) "Spread" shall have the meaning set forth in Section 11(a)(iv) hereof.

     (cc) "Subsidiary" means, as to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

     (dd) "Total Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

     (ee) "Trading Day" shall have the meaning set forth in section 11(d) hereof.

     (ff)  "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

Section 2. Appointment of Rights Agent.

     The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint co-Rights Agents as it may deem necessary or desirable and shall provide the Rights Agent with 10 days' advance written notice of any such appointment. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3. Issuance of Rights Certificates.

     (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates whether or not such certificates bear the legend set forth in this Section 3) and not by separate Rights Certificates and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Shares. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, at the request and expense of the Company, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(a)(i) or Section 11(i) hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of the Common Shares, and the holders of such Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

     (b) As soon as practicable after the Record Date, the Company will send a copy of the Summary of Rights in substantially the form of Exhibit C hereto (the "Summary Of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

     (c) Unless the Board of Directors by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's benefit plans) of any Common Shares specifies to the contrary, Rights shall be issued in respect of all Common Shares that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend:

           This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Leasing Solutions, Inc. and

     BankBoston, N.A. (the "Rights Agent") dated as of September 18, 1997, as it may from time to time be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Leasing Solutions, Inc.. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Leasing Solutions, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or obtainable.

     With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Section 4.  Form of Rights Certificates.

     (a) The Rights Certificates (and the Form of Election to Purchase Preferred Shares and the Form of Assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to Common Shares issued by the Company after the Record Date, as of the date of issuance of such Common Shares), shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a Preferred Share being hereinafter referred to as the "Purchase Price" and the aggregate exercise price with respect to the total number of one one-hundredths of a Preferred Share as to which such surrendered Rights are then exercisable, being hereinafter referred to as the

"Total Purchase Price"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

           The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

     In the event that the Rights become exercisable, the Rights Agent and the Company will agree upon a procedure for determining which Rights will be so legended.

Section 5. Countersignature and Registration.

     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive Vice President or Vice President, either manually or by facsimile signature, and by the Secretary of the Company or any Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company's seal (if any) or a facsimile thereof. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates;
           Mutilated, Destroyed, Lost or Stolen Rights Certificates.

     (a) Subject to the provisions of Sections 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase the number of one one-hundredths of a Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered entitle such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Subject to Sections 7(e), 23(b) and 24(b), hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Rights Certificate, with the Form of Election to Purchase on the reverse side thereof duly executed, to the Rights

Agent at the office of the Rights Agent designated for such purpose, together with payment of the Total Purchase Price, at or prior to the Expiration Date.

     (b) The Purchase Price for each one one-hundredth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be $95.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the Form of Election to Purchase duly executed, accompanied by payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iv)) for each one one-hundredth of a Preferred Share (or Common Shares or other securities or property, as the case may be) and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(d) hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for the Preferred Stock) a certificate or certificates for the total number of one one-hundredths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent), and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iv) hereof) may be made in cash or by certified check or cashier's check payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an

Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (a "Post Transferee"), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a "Prior Transferee") or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates.

     All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company and consistent with the internal policies of the Rights Agent, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

     (a) The Company (i) shall use its reasonable efforts to cause to be reserved and kept available out of, and to the extent of, its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities, or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iv) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
(B) the Expiration Date. The Company may temporarily suspend, for a period not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective. The Company will notify the Rights Agent in writing of the jurisdictions in which Rights shall not be exercisable pursuant to the preceding sentence. So long as Preferred Shares (and, following a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares or other securities reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall take such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), shall be duly and validly authorized and issued and fully paid and nonassessable.

     (d) The Company shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the

Rights Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depository receipts for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

Section 10.    Preferred Shares Record Date.

     Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Total Purchase Price with respect to which the Rights have been exercised (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date
-------- --------
upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.    Adjustment of Purchase Price, Number of Shares or Number of
               Rights.

     The Purchase Price, the number and kind of shares or other property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock (by reverse stock split or otherwise) into a smaller number of shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock, as the case may be, transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in
                                                   --------  -------
     no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof

          (ii) Subject to Section 24 of this Agreement, in the event any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), either alone or together with its Affiliates and Associates, becomes an Acquiring Person, unless the event causing the 20% threshold to be crossed is pursuant to a Permitted Offer, then, promptly following such event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Purchase Price, in lieu of Preferred Shares, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product by 50% of the Current Per Share Market Price (determined pursuant to Section 11(d) hereof) for Common Shares on the date of such first occurrence (such number of shares being hereinafter referred to as the "Adjustment Shares").

          (iii)  The right to buy Common Shares of the Company pursuant to
     Section 11(a)(ii) hereof shall not arise as a result of any Person becoming an Acquiring Person through an acquisition of Common Shares pursuant to a Permitted Offer.

          (iv) In the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but are not outstanding and are not reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), to the extent permitted by applicable law, the Company, by a vote of the majority of the Board, shall:

          (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"); and

          (B)  with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of any series of preferred stock, Common Stock and/or other securities which the Board of Directors of the Company, upon approval by majority of the Continuing Directors, has deemed to have the same value as Common Shares (such shares or units of shares being referred to as "Common Stock Equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board, upon approval by a majority of the Continuing Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, if the Company shall not have made adequate
           --------  -------
     provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating, and shall notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement, and notification to the Right Agent, at such time as the suspension is no longer in
          effect.   For purposes of this Section 11(a)(iv), the value of the
          Common Shares shall be the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "Common Stock Equivalent" shall be deemed to have the same value as the Common Shares on such date.

     (b) In case the Company shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Equivalent Preferred Shares")) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then Current Per Share Market Price of the Preferred Shares (as defined in Section 11(d)) on such record date, then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or Equivalent Preferred Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, if any, or a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), then, in each such case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of Preferred Shares or on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company upon the approval by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share, and the denominator of which shall be such Current Per Share Market Price (as determined pursuant to Section 11(d) hereof) of Preferred Shares on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d)(i)      For the purpose of any computation hereunder, the "Current
Per Share Market Price" of any security (a "Security" for the purpose of this
Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Per Share Market
      -------- -------
Price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite thirty (30) Trading Day period, after the ex dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The "closing price" for each day shall be, if the shares of Common Stock (or other securities) are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system for securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares of Common Stock (or other securities) are not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock (or other securities) selected by a majority of the Board. The term "Trading Day" shall mean a Business Day or, if such shares are listed or admitted to trading on any national securities exchange or the Nasdaq National Market, a day on which the principal national securities exchange on which such shares are listed or admitted to trading or the Nasdaq National Market is open for the transaction of business.

     (ii) For the purpose of any computation hereunder, the "Current Per Share Market Price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "Current Per Share Market Price" of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded "Current Per Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which requires such adjustment or
(ii) the Expiration Date.

     (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and if required, the Purchase Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number one one-hundredths of a Preferred Share that may be purchased from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one -hundredths of a Preferred Share (calculated to the nearest one ten-thousandths of a share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and shall notify the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-hundredth of a Preferred
Share and the number of one one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par or stated value, if any, of the number of one - hundredths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of one one-hundredths of a Preferred Share at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional, shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

     (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 22(o) hereof), if (x) at the time or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company shall not, after the Distribution Date, except as permitted by Sections 23, 24 or 27 hereof, take (or permit to be taken) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares.

     Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning
               Power.

     (a) In the event that, following the Shares Acquisition Date, directly or indirectly:

               (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction the principal purpose of which is to change the state of incorporation of the Company or that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger;

               (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

               (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that

                     (A) each holder of a Right (except as provided in Section 7(e) or otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at the then current Purchase Price, such number of validly authorized and issued, fully paid and nonassessable shares of Common Stock of the Principal Party (as hereinafter defined), free of any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
          Section 13 Event, multiplying the number of such one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) and (2) dividing that product by 50% of the Current Per Share Market Price (determined pursuant to Section 11(d) hereof) of a share of Common Stock of such Principal Party on the date of consummation of such
          Section 13 Event; provided that the Purchase Price and the number of
                            --------
          shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 event;

               (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

               (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

               (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

     (b)  "Principal Party" shall mean,

          (i) in the case of any transaction described in clause (i) or (ii) of
          Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (iii) of
          Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, provided, however, that in any such case,
                                       --------  -------
          (w) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another corporation the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other corporation, (x) if the Common Stock of such Person is not and has not been so registered and such Person is not a direct or indirect subsidiary of another corporation the Common Stock of which is and has been so registered, "Principal Party" shall refer to the corporation which ultimately controls such Person, (y) in case such Person is a subsidiary, directly or indirectly, of more than one corporation, the Common Stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the Common Stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (w) - (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) If, for any reason, the Rights cannot be exercised for shares of Common Stock of such Principal Party as provided in Section 13(a), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of Common Shares that it would otherwise be entitled to purchase, as determined pursuant to Section 13(a), times the Current Per Share Market Price, as determined pursuant to Section 11(d) hereof, of such shares of Common Stock of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors, upon the approval of a majority of the Continuing Directors, based upon the advice of one or more nationally recognized investment banking firms, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

     (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in clauses (i) and (ii) of
Section 13(a) if: (i) such transaction is consummated with a Person or Persons (or a wholly-owned Subsidiary of any such Person or Persons) who acquired Common Shares pursuant to a Permitted Offer; (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same form as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     (e) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such consolidation, merger, sale or transfer, assume this Agreement in accordance with Sections 13(a) and (b) hereof, that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such consolidation, merger, sale or transfer, such Principal Party will:

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights, on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq; and

          (iii) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

     In the event that at any time after the occurrence of a Section 11(a)(ii) Event, some or all of the Rights shall not have been exercised at the time of a transaction described in this Section 13, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in
Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

     (f) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to the second sentence of Section 11(d) hereof.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiplies of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiplies of one one-hundredth of a Preferred Share). In lieu of fractional Preferred Shares (that are not integral multiplies of one one-hundredth of a Preferred Share), the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 15.    Rights of Action.

     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Section 16.    Agreement of Rights Holders.

     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

Section 17. Rights Certificate Holder Not Deemed a Shareholder.

     No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18(a) shall survive the termination of this Agreement.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the shares of Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for
                --------  -------
appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent.

     The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion or advice.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Per Share Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Chief Financial Officer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President or any Vice President, the Chief Financial Officer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the Form of Assignment or Form of Election to Purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.    Change of Rights Agent.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent for the Preferred Stock or the Common Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Preferred Stock or the Common Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.    Issuance of New Rights Certificates.

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of the convertible subordinated debentures of the Company outstanding at the date hereof or upon the exercise, conversion or exchange of securities hereinafter issued by the Company and (b) may, in anyother case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate
                       --------  -------
shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.    Redemption.

     (a) The Company may, at its option, upon the approval of the Board of Directors, at any time prior to the Close of Business on the earlier of (i) the tenth day following the Shares Acquisition Date or such later date as may be determined by action of a majority of the Continuing Directors then in office and publicly announced by the Company or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the Current Per Share Market Price thereof (as determined pursuant to Section 11(d) hereof) at the time of redemption) or cash; provided, however, if the Board of
                                            --------  -------
Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) or (ii) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event.

     (b) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the occurrence of an event described in Section 11(a)(ii) until such time as the Company's right of redemption
   -----------------
hereunder has expired.

     (c) Immediately upon the action of the Board of Directors of the Company properly ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.  Exchange.

     (a) Subject to applicable laws, rules and regulations, and subject to subsection (d) below, the Company may, at its option, by majority vote of the Board of Directors and a majority vote of the Continuing Directors, at any time after the occurrence of a Section 11 (a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Ratio of Exchange"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors properly ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Company shall give public notice of any such exchange; provided, however, that the
                                               --------  -------
failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or Equivalent Preferred Share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share in lieu of each Common Share shall have the same voting rights as one Common Share.

     (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional shares of Preferred Stock or Common Stock for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board of Directors upon the approval of a majority of the Continuing Directors then in office, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing shares of Preferred Stock or Common Stock in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing Common Shares in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors by majority vote of the Board of Directors and with the approval of a majority of the Continuing Directors then in office, or (iii) deliver any combination of cash, property, shares of Preferred Stock or Common Stock and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this
Section 24(d) only, the "Current Value" shall mean the product of the Current Per Share Market Price of Common Shares (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses
(i), (ii) or (iii) of this Section 24(d), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Common Stock or Preferred Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement, and shall send a written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended.

     (e) The Company shall not be required to issue fractions of shares of Common Stock or Preferred Stock or to distribute certificates that evidence fractional shares of Common Stock or Preferred Stock. In lieu of such fractional shares of Common Stock or Preferred Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock or Preferred Stock would otherwise be issuable, an amount in cash equal to the same fraction of the Current Per Share Market Value of a whole share of Common Stock or Preferred Stock (as determined pursuant to the second sentence of Section 11(d) hereof).

     (f) The Company may, at its option, by majority vote of the Board of Directors, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board of Directors, based upon the advice of one or more nationally recognized investment banking firms.

     (g) Immediately upon the action of the Board of Directors properly ordering the exchange of any Rights pursuant to subsection (e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Directors in accordance with subsection (e) above. The Company shall give public notice, and written notice to the Rights Agent, of any such exchange; provided, however, that the failure to give, or any
                             --------  -------
defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the shares of Common Stock or Preferred Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

     Section 25.  Notice of Certain Events.

     (a) In case the Company shall propose at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional shares of Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes or such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

     (b) In case any Section 11(a)(ii) Event or Section 13 Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11 (a)(ii) and 13 hereof.

Section 26.    Notices.

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Leasing Solutions, Inc.
     10 Almaden Boulevard, Suite 1500
     San Jose, CA  95113
     Attention:  Hal J Krauter, Chief Executive Officer

     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     BankBoston, N.A.
     c/o Boston EquiServe Limited Partnership
     435 Tasso Street
     Palo Alto, California  94301
     Attention:  Geoffrey Anderson

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.    Supplements and Amendments.

     Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect without the approval of any holders of Rights, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. From and after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the proviso to
Section 23(a) hereof, shall be effective only if there are Continuing Directors then in office and shall require the approval of a majority of such Continuing Directors) or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause
(iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters the Rights Agents rights or duties, which consent shall not be unreasonably withheld.

Section 28.    Successors.

     All covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Determinations and Actions by the Board of Directors, etc.

     For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Rules and Regulations. The Board of Directors of the Company (and, where specifically provided for herein, with the concurrence of the Continuing Directors then in office) shall have the exclusive power and authority to administer this Agreement and to exercise of a majority of rights and powers specifically granted to the Board, or the Company (or, where specifically provided for herein, with the concurrence of a majority of the Continuing Directors then in office), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, with the concurrence of a majority of the Continuing Directors then in office) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

Section 30.    Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares).

Section 31.    Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that
                                                --------  -------
notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Continuing Directors then in office determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof, if lapsed, shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Continuing Directors.

Section 32.    Governing Law.

     This Agreement and each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33.    Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.    Descriptive Headings.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

                              LEASING SOLUTIONS, INC.


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________


                              BANKBOSTON, N.A. (AS RIGHTS AGENT)


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________

                                  EXHIBIT "A"

                                     FORM
                                      OF
                         CERTIFICATE OF DETERMINATION
                                      OF
               RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                                      OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      OF
                            LEASING SOLUTIONS, INC.

         (PURSUANT TO SECTION 401 OF THE CALIFORNIA CORPORATIONS CODE)


     The undersigned, Hal J Krauter and Glenda B. Allen, do hereby certify as follows:

     1. We are the duly elected and acting President and Secretary, respectively, of Leasing Solutions, Inc., a California corporation (the "Corporation").

     2. The authorized number of shares of the Corporation's Preferred Stock is 5,000,000 shares, and no shares of such Preferred Stock are issued and outstanding.

     3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board on September 18, 1997, adopted the following resolutions creating a series of 1,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     "RESOLVED that, pursuant to the authority granted to and vested in this Board in accordance with the provisions of the Corporation's Articles of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, rights, preferences, privileges, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are, to the extent not stated and expressed in the Articles of Incorporation, fixed and stated as follows:

     "Series A Junior Participating Preferred Stock:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the

                                     -A1-
exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the common stock (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (each payment date determined by the Board of Directors being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (rounded to the nearest cent) per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 18, 1997 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of

                                     -A2-
          issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holders thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

     (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common

                                     -A3-

          Stock after the first issuance of a share or a fraction of a share of Series A Preferred Stock unless concurrently therewith it shall declare a dividend or distribution on the Series A Preferred Stock as required by Section 2 hereof.

     (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distribution, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distribution, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraphs (A) and
          (B) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                                     -A4-

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

     (A) Upon any liquidation (voluntary or otherwise) dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
          (1) $100.00 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of preferred stock ranking prior to the Series A Preferred Stock, available to permit payment in full of the $100.00 per share amount, the amount required to be paid under this Section 6 shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Preferred Stock, or (2) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Liquidation Preference"). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso to clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                                     -A5-

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case the shares of Series A Preferred Stock shall, at the same time, be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and the distribution of assets, junior to all other series of the Corporation's Preferred Stock unless the terms of such series shall provide otherwise.

     Section 10. Amendment.  The Articles of Incorporation of the Corporation
                 ---------
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

     Section 11. Fractional Shares.  Series A Preferred Stock may be issued in
                 -----------------
fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     RESOLVED FURTHER that the officers of the Corporation be, and each of them hereby is, authorized and directed to prepare and file a Certificate of Determination of Rights, Preferences, Privileges and Restrictions in accordance with the foregoing resolution and the provisions of California law and to take all actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolutions."

                                     -A6-

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct of our knowledge.

     Executed at San Jose, California on October 30, 1997.


                                                   ____________________________
                                                   Hal J Krauter
                                                   President

Attest:


_____________________________
Glenda B. Allen
Secretary

                                     -A7-

                                   EXHIBIT "B"


                          FORM OF RIGHTS CERTIFICATE

                                      OF

                            LEASING SOLUTIONS, INC.

                                     -B1-

                          FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                                ________Rights

     NOT EXERCISABLE AFTER SEPTEMBER 17, 2007, OR EARLIER IF TERMINATED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.]*

                              RIGHTS CERTIFICATE

This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 18, 1997 (the "Rights Agreement"), between Leasing Solutions, Inc., a California corporation (the "Company"), and BankBoston, N.A., as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 2:00 p.m., California time, on September 17, 2007, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, a one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Shares"), at a purchase price initially of $95.00 (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise hereof) set forth above, are the number and Purchase Price as of September 18, 1997, based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock, Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                                     -B2-

*The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

                                     -B3-

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company, at its option, at a redemption price of $0.01 per Right or (ii) may be exchanged by the Company in whole or in part for a one share of Common Stock per Right, substantially equivalent rights or other consideration as determined by the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No fractional portion less than integral multiplies of one one-hundredth of a Preferred Share will be issued upon the exercise of any Right or Rights evidence hereby, but in lieu thereof, a cash payment will be made as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders

                                     -B4-

(except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________, 19_____.


                              LEASING SOLUTIONS, INC.


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________


                              BANKBOSTON, N.A. (AS RIGHTS AGENT)


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________

                                     -B5-

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT


            (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate)

FOR VALUE RECEIVED___________________________________________ hereby sells, assigns and transfers unto________________________________________________
                            (Please print name and address of transferee)
______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint___________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________, 19_____



                                    ____________________________________
                                    Signature


Signature Guaranteed:


Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                                     -B6-

                                  CERTIFICATE


The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated: ___________________, 19___


                                    ____________________________________
                                    Signature


Signature Guaranteed:

                                     NOTICE


The signatures to the foregoing Assignment and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                     -B7-

                          FORM OF ELECTION TO PURCHASE

            (To be executed if holder desires to exercise the Rights
                     represented by the Rights Certificate)

To:  Leasing Solutions, Inc.


The undersigned hereby irrevocably elects to exercise __________   Rights
represented by this Rights Certificate to purchase the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Preferred Stock (or other shares, securities or property, as the case may be) be issued in the name of:
____________________________

(Please insert social security or other identifying number) __________________
______________________________________________________________________________
______________________________________________________________________________

                        (Please print name and address)
                        -------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance shall be registered in the name of and delivered to:
______________________________________________________________________________
______________________________________________________________________________

(Please insert social security or other identifying number)___________________
______________________________________________________________________________
______________________________________________________________________________

                        (Please print name and address)
                        -------------------------------

Dated:________________, 19__



                                    ____________________________________
                                    Signature

Signature Guaranteed:


Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust

                                     -B8-
company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

                                     -B9-

                                  CERTIFICATE


The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate are [_] are not [_] being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:__________________, 19__


                                    ____________________________________
                                    Signature


Signature Guaranteed:



                                     NOTICE


The signatures to the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other member of a medallion signature guarantee program approved by the Securities Transfer Association.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                     -B10-

                                   EXHIBIT "C"

                            LEASING SOLUTIONS, INC.

                             SUMMARY OF RIGHTS TO

                           PURCHASE PREFERRED STOCK

                                     -C1-

                                  EXHIBIT "C"

                            LEASING SOLUTIONS, INC.

                SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


     On September 18, 1997, the Board of Directors of Leasing Solutions, Inc. (the "Company") declared a dividend, payable to shareholders of record at the close of business on October 3, 1997 (the "Record Date"), of one preferred stock purchase right (a "Right") for each outstanding share of common stock of the Company ("Common Stock"). In addition, the Company has authorized the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and the earlier of the Distribution Date or Expiration Date (as such terms are defined below) or the date, if any, on which the Rights may be redeemed. Each Right, when exercisable, entitles the holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Shares") at a price of $95.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent.

     Initially, the Rights will not be exercisable and will be evidenced only by the Common Stock certificates representing the shares of Common Stock then outstanding. The Rights will become exercisable and will become transferrable apart from the Common Stock on a date (the "Distribution Date") that is the earlier of the close of business on the tenth business day following (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to acquire, in a transaction or series of transactions not approved by the Board of Directors of the Company (the "Board"), beneficial ownership of 20% or more of then outstanding shares of Common Stock (the "Shares Acquisition Date"), or (ii) the commencement of a tender or exchange offer by any person (other than the Company or an employee benefit plan of the Company or any of its subsidiaries) for 20% or more of the outstanding shares of Common Stock.

     Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred only with the Common Stock certificates to which the Rights relate. New Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock will, contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificates for Common Stock outstanding on or after the Record Date, with or without such notation, will also constitute the transfer of the Rights related to the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights.

                                     -C2-

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 17, 2007 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of shares of Preferred Stock (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock, with a conversion price, less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends paid out of earns or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the shares of Common Stock or a stock dividend on the shares of Common Stock payable in shares of Common Stock or subdivisions, consolidations, or combinations of the shares of Common Stock occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     In the event that a person becomes an Acquiring Person (except pursuant to an offer for outstanding shares of Common Stock which the Continuing Directors (as defined below) determine to be fair to and otherwise in the best interest of the Company and its stockholders), each holder of a Right (other than Rights beneficially owned by the Acquiring Person) will thereafter have the right to receive upon exercise of the Right at the then current Purchase Price of the Right, that number of shares of Common Stock (or in certain circumstances, cash or other securities or property) having a market value of two times the Purchase Price of the Right. Notwithstanding the foregoing, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person (or any of its affiliates or associates, as defined) will be null and void. The Rights are, however, not exercisable until such time as the Rights are no longer redeemable by the Company.

     For example, at a Purchase Price of $95.00 per Right, each Right not owned by an Acquiring Person (or certain related parties) following an event described in the preceding

                                     -C3-
paragraph would entitle its holder to purchase $190.00 worth of Common Stock (or other consideration) as noted above, for $95.00. Assuming that the Common Stock had a per share market value of $19.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $95.00.

     In the event that, after the Rights become exercisable, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving Corporation, or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof and payment of the then current Purchase Price, the number of shares of Common Stock of the acquiring company having a market value equal to two times the Purchase Price of the Right.

     At any time after a person or group of affiliated or associated person becomes an Acquiring Person, and until the beneficial ownership level of such Acquiring Person, together with all affiliates and associates of such Acquiring Person, reaches 50 percent, the Board of Directors may exchange the Rights (other than the Rights held by the Acquiring Person, affiliates or associates of the Acquiring Person and certain other persons whose Rights can be traced to an Acquiring Person), in whole or in part, at an exchange ratio of one share of the Common Stock per Right. The exchange must also be approved by a majority of the Continuing Directors.

     At any time prior to the close of business on the tenth (10th) business day following the Shares Acquisition Date, the Company may redeem the Rights, in whole but not in part at a redemption price of $0.01 per Right. Under certain circumstances, the redemption must also be approved by a majority of the Continuing Directors. Immediately upon the action of the Board of Directors electing to redeem the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one (1) percent of the Purchase Price. No fractional shares will be issued, (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock or Common Stock on the last trading day prior to the date of exercise.

     The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person or any representative of the foregoing entities.

     Until the Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                                     -C4-

     At any time prior to the Distribution Date, the Board of Directors may amend any provision of the Rights Agreement in any manner, including to change the Purchase Price, without the approval of the holders of the Common Stock. Thereafter, subject to certain limitations, the Board of Directors (with the concurrence of the Continuing Directors) may amend the Rights Agreement without the approval of the holders of the Common Stock in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated October 30, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is hereby incorporated herein by reference.

                                     -C5-